                                                                  EXHIBIT 10.12
                                                                  -------------

                                     LEASE
                                       BY
                YVON CORMIER, TRUSTEE OF Y-C INVESTMENT TRUST V
                                       TO
                               AVICI SYSTEMS INC.

                               TABLE OF CONTENTS
                               -----------------
Page
----

  1.  Identifications.............................................  4
  2.  Lease; the Premises.........................................  4
  3.  Fit-Up; Costs and Reimbursement.............................  6
  4.  Term........................................................  8
  5.  Use of the Premises; Licenses and Permits...................  8
  6.  Basic Rent; Additional Rent.................................  9
  7.  Real Estate Taxes........................................... 15
  8.  Insurance; Waivers of Subrogation........................... 16
  9.  Utilities................................................... 18
 10.  Repairs..................................................... 19
 11.  Compliance with Laws and Regulations........................ 20
 12.  Alterations by Tenant....................................... 21
 13.  Landlord's Access........................................... 23
 14.  Indemnities................................................. 23
 15.  Casualty Damage............................................. 24
 16.  Condemnation................................................ 27

 17.  Landlord's Covenant of Quiet Enjoyment; Title............... 29
 18.  Tenant's Obligation to Quit................................. 30
 19.  Transfers of Tenant's Interest.............................. 30
 20.  Transfers of Landlord's Interest............................ 32
 21.  Mortgagees' Rights.......................................... 32
 22.  Tenant's Default; Landlord's Remedies....................... 35
 23.  Remedies Cumulative; Waivers................................ 38
 24.  Notices..................................................... 39
 25.  Recording................................................... 39
 26.  Estoppel Certificates....................................... 40
 27.  Hazardous Materials and Compliance with Environmental Laws.. 40
 28.  Other Utilities............................................. 43
 29.  Early Termination of Lease.................................. 43
 30.  Security Deposit............................................ 43
 31.  Additional Provisions....................................... 44
 32.  Brokerage................................................... 45
 33.  Bind and Inure; Limited Liability of Landlord............... 45
 34.  Authority................................................... 46
 35.  Captions.................................................... 46
 36.  Integration................................................. 46

 37.  Severability; Choice of Law, and Forum...................... 47


                                    EXHIBITS
                                    --------

Exhibit A - Floor Plan of the Premises
Exhibit B - Site Plan of Property
Exhibit C - Building Specifications
Exhibit D - Landlord's Build-Out

                                     LEASE
                                     -----
1.  Identifications:
    ---------------
  This LEASE made as of the _____ Day of June, 2000, by and between the following parties:

                                  THE PARTIES:
                                  -----------

     (a) The name and address of the Landlord is:

          Yvon Cormier, Trustee of Y-C INVESTMENT TRUST V, u/d/t dated January 2, 1999 and recorded with the Middlesex County (Northern District) Registry at Book 9925, Page 087, 59 Chandler Circle, Andover, MA 01810

     (b) The name and address of the Tenant is:
          Avici Systems, Inc.,
          6 Billerica Office Park
          North Billerica, MA 01862

2.  Lease; the Premises:
    -------------------

  In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, it being the intent of the parties hereto that this instrument be deemed a "triple net lease" except as hereinafter provided, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord certain premises comprising 18,326 sq. ft. the total rentable area in the Building ("the Premises"), known and otherwise numbered Building 3 of Billerica Business Center ("Building"), the Premises more definitively described in a Floor Plan prepared by Winter Street Architects, Inc. dated May 10, 2000, attached hereto as Exhibit A ("Floor Plan"), on a parcel of land (the "Property") in Billerica Business Center, so called in the Town of Tewksbury,

Middlesex County, Massachusetts, as shown on a Site Plan prepared by Dana F. Perkins Inc. dated September 16, 1999, attached hereto as Exhibit B ("Site Plan"), together with the right to use other improvements constructed on the Property, including the exclusive right to use 52 parking areas adjacent to the Building.

  The Premises are leased together with the right, in common with the Landlord and all others claiming under the Landlord or otherwise from time to time lawfully entitled thereto, to use Billerica Park Drive (together with any additional and substitute ways now or hereafter laid out in Billerica Park for common use, the "Common Drives") for all purposes for which public ways may now or hereafter be used in the Towns of Billerica and Tewksbury. The Landlord reserves the rights to relocate the Common Drives and to install, maintain, repair, replace and grant easements for utility lines, pipes and conduits in the Common Drives and across the Property for the benefit of other properties, all without any measurable interference with or, any interruption of the use and enjoyment of access to the Premises by the Tenant as contemplated hereby subject to the same conditions as Landlord's right to relocate common drives and place and grant easements for utility lines. Landlord further reserves the right at any time to submit all or a portion of the Common Drives to a declaration of common easements for the benefit of the Property and the other properties in Billerica Park serviced by the Common Drives, in which event the Tenant shall, if (i) all such other properties in Billerica Park are afforded substantially the same rights and benefits in the common Drives, (ii) the expenses of maintenance, landscaping, plowing and sanding are fairly and reasonably allocated among the Property and such other properties and (iii) such declaration shall not adversely affect the rights of Tenant hereunder (specifically including the Tenant's rights to use the 52 parking areas adjacent to the Building) be bound by the same and shall pay as Additional Rent hereunder its pro-rata (as defined hereafter) share of such expenses as are from time to time allocable to the Property under such declaration, provided those charges are typical of those assessed to similar properties at Billerica Park. The Tenant's Pro-Rata Share of expenses as delineated aforesaid shall be based on a fraction the numerator of which shall be the total amount of square feet leased to the Tenant at the Building and the denominator of which shall be the aggregate total of rentable square feet in Building 3.

3.  Fit-Up; Costs and Reimbursement:
    -------------------------------

  The Landlord shall, at its sole cost and expense, construct the Building which shall contain 66,476 square feet of rentable space and which shall be constructed in accordance with the Site Plan and the plans and specifications set forth in Exhibit C, using the same type of construction as employed for Building 4 at Billerica Business Center.

  The Landlord shall also at its sole cost and expense, complete a fit-up of the interior portion of the Premises in order to accommodate the Tenant's proposed business operations ("Landlord's Work") according to those plans and specifications set forth on Exhibit D.

  All such plans and specifications, the cost of which shall likewise be borne by the Landlord, shall be drawn in accordance with good engineering practices and applicable laws and building codes. Should the Tenant request any additional work beyond the scope of the Landlord's Work described in Exhibit D, by means of the change order or otherwise, the Tenant shall be obligated to pay the Landlord for the same according to the terms and conditions of a written proposal which shall be agreed to and executed by the parties prior to commencement of such work. All work described on Exhibit D, whether the Landlord's Work or that work which is the responsibility of the Tenant ("Tenant's Work") the same likewise separately described on Exhibit D, shall be performed by Landlord.

  Payment for Tenant's Work, as well as for any additional Landlord's Work, shall be made to the Landlord, at Tenant's election, either by lump sum payment or with interest added thereto at the rate of 10% per annum, payable in equal monthly installments over the Base Term of the Lease. If the Tenant elects to pay said amount in installments, such monthly payments shall be deemed "Additional Rent" in the same manner and as part of those charges described in
Section 6 hereinbelow.

  Landlord's Work and Tenant's Work shall be referred to collectively as "Fit-Out Work."

  Landlord shall assure that Fit-Out Work done at the Building and Premises is completed in a good and workmanlike manner in compliance with all laws, regulations and orders of government authorities and that only new first-class materials are used by any contractor(s) hired by it to perform the Fit-Out Work as more particularly described in Exhibit D and the plans and specifications referred to herein, the same likewise described on Exhibit D. Landlord shall, at its sole cost and expense, and within ten (10) days after written notice, commence to repair and replace, as necessary, all materials, workmanship, fixtures or equipment placed by Landlord in the Premises which shall prove to be defective as to materials or workmanship during the period of twelve (12) months after the Commencement Date (or 12 months after installation if after the Commencement Date) after obtaining any consent of any mortgagee or other person or entity from whom such consent may be required. Landlord shall bear no liability or responsibility to repair or replace any materials placed by Tenant in the Premises not specified on Exhibit D or as part of Tenant's Work.

  Furthermore, it shall be the sole and exclusive responsibility of the Landlord to obtain and pay the cost of any permits necessary for it to begin and complete the Fit-Out Work as may be required by the Town of Tewksbury and, likewise, it shall be the sole and exclusive responsibility of the Landlord to assure that all final inspections which may be required by the Municipality take place in a timely fashion so as not delay issuance of any occupancy permit which might be required. It shall be the responsibility of the Landlord to obtain an unconditional Certificate of Occupancy from the Town of Tewksbury for the space by the Commencement Date.

4.  Term:
    ----

  The Term of this Lease (the "Term"), shall begin on July 1, 2000 ("Commencement Date") or the date of issuance of the Certificate of Occupancy by the Town of Tewksbury, whichever date is later and shall end on June 30, 2005 ("Expiration Date") unless sooner terminated in accordance with the terms and provisions of this Lease.

5.  Use of the Premises; Licenses and Permits:
    -----------------------------------------

  The Tenant shall use the Premises only for offices, general engineering, research and development, light manufacturing, warehousing, (collectively "Permitted Uses") and such other uses as are or may be permitted by the Zoning By-Laws for the Town of Tewksbury, all to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction. The Landlord represents that the Premises, Property and Building conform with all applicable laws, codes, by-laws, rules, ordinances, statutes and regulations including but not limited to the Americans With Disabilities Act. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies solely in connection with operation of the Tenant's business at the Premises during the Term.

6.  Basic Rent; Additional Rent:
    ---------------------------

  Effective with the Commencement Date, and for the term of this Lease as defined by (S)4 above (except as provided for in the second paragraph of this clause), the Tenant shall pay to the Landlord as Basic Rent, the sum of One Hundred Eighty Three Thousand Two Hundred Sixty and 00/100 ($183,260.00) Dollars per year in monthly installments of Fifteen Thousand Two Hundred Seventy One and 67/100 ($15,271.67) Dollars, the same calculated at the rate of $10.00 per square foot for 18,326 rentable square feet of area at the Building more particularly described on Exhibit A.

  As more specifically set forth hereafter, each yearly amount of Basic Rent is to be Triple Net. Basic Rent shall be payable without counterclaim, deduction, defense setoff or abatement, except as otherwise expressly provided herein, in advance on the first day of each month in equal installments (except in the case of a partial month at the beginning of the Term, in which event the Tenant shall pay the appropriate pro rata proportion of such installment) to the Landlord at the address set forth above or to such other party or such other address as the Landlord may thereafter from time to time specify by notice to the Tenant. If the name or address of the party entitled to receive Basic Rent and Additional Rent shall be changed, the Tenant may, until ten (10) days after receipt of such notice or such change, continue to pay Basic Rent and Additional Rent to the party and the address to which, and in the manner in which, the preceding installment of Basic Rent was paid.

  To the end this Lease is Triple Net, Basic Rent shall be received by the Landlord net of all costs and expenses related to the Premises other than as expressly set forth herein. The Tenant agrees to pay as "Additional Rent" for that area leased to it and exclusively dedicated to its use, (i) its proportionate share of real estate taxes issued from the Town of Tewksbury (calculated at

27.6% of the tax bill) (ii) insurance premiums of the Landlord, likewise calculated at 27.6% and (iii) a charge of $.75 per square foot of space in the Premises, such rate to be fixed for the Term of the Lease provided the original Landlord named herein remains the Landlord, which totals Thirteen Thousand Seven Hundred Forty Four and 50/100 ($13,744.50) Dollars per year, payable in monthly installments of One Thousand One Hundred Forty Five and 38/100 ($1,145.38) Dollars, to cover Tenant's Pro-Rata Share of the costs (except those of a capital nature) of routine repairs and maintenance, landscaping, quarterly window washing, costs of snow plowing and liability insurance premiums for the parking areas and other exterior common areas of Billerica Business Center ("Operating Costs"). The Additional Rent shall constitute Tenant's full and complete liability for all real estate taxes, Landlord's insurance and Operating Costs in any way associated with the Premises, Building and Property other than Tenant's Pro-Rata Share of water and sewer charges" described in (S)9 below. The Landlord shall, in each case, at the time of demand for payment, provide the Tenant with evidence of the payment for any such charges, costs, expenses and obligations. In connection with the Tenant's obligation to pay Additional Rent, the Landlord shall provide an annual statement to the Tenant prepared in accordance with generally accepted accounting principles and certified by an officer of the Landlord no later than ninety days after the end of each year.

  Any adjustment(s) to Additional Rent shall be based on the annual statement subject to the Tenant's audit rights as described in the Lease. Notwithstanding anything in this Lease to the contrary, the Tenant shall have no liability for the Landlord's mortgage debt service or other financing costs, any brokerage expenses of the Landlord or any repairs which are the obligation of the Landlord under Paragraph 10 or any capital improvements or assessments prior to the Commencement Date of the Lease or within the last year of the Term.

  Tenant shall be liable for its share of the cost of repaving and/or restriping of the parking lot for the Building and repaving and/or restriping of the roadways at Billerica Business Center. The Tenant's share of the aforesaid capital improvements or assessments shall be based on a fraction, computed as follows: for repaving and/or restriping of the parking lot adjacent to the Building, the Tenant's share shall be its Pro-Rata Share as defined herein (to wit: 27.6%). For repaving and/or restriping of roadways at Billerica Business Center, the Tenant's share shall be a fraction the numerator of which shall be the total amount of rentable square feet leased to the Tenant in the Building and the denominator shall be the aggregate total of rentable square feet in all buildings at Billerica Business Center. The assessment for capital improvements described aforesaid shall be amortized over the economic useful life of said improvements and shall be paid in equal monthly installments in the same manner as provided for in the preceding clause of this section. In the event that the Landlord submits the Common drives to a declaration of common easements as provided for in (S)2, Tenant's obligations under said declaration shall supersede it obligations under this paragraph to pay its share of repairing or restriping of roadways.

  Specifically excluded from Additional Rent are:

  1. the cost of correcting defects (other than defects in Tenant's work), except conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for this purpose;

  2. salaries of officers and executives of the Landlord not connected with the Operation of the Property;

  3. the initial cost of tools and equipment used in the Operation of the Property;

  4.  depreciation;

  5. expenses relating to tenants' alterations, including, without limitation, the construction of initial leasehold improvement for tenant spaces;

  6.  interest, fees or principal on indebtedness and any ground lease rents;

  7. expenses for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge;

  8.  real estate taxes, other than as provided for by the Lease;

  9. the cost of any electric current furnished to Tenant and other Building tenants, exclusive of the lobby which is to be a common area and outside lighting for the parking lot;

  10. the cost of any services or systems for that portion of the Building occupied by the Landlord or affiliates of the Landlord (exclusive of space occupied by the Landlord or affiliates of the Landlord in connection with the Operation of the Building) and which are not provided generally to other tenants in the Building;

  11. leasing fees or commissions, advertising and promotional expenses, and legal fees incurred in connection with leasing space in the Building;

  12. costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

  13. the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation;

  14. association fees and dues;

  15. expenses for painting and redecorating for other tenants;

  16. legal expenses in enforcing the terms of the Lease for the Tenant and any other tenant;

  17. penalties and interest for late payment of real estate taxes, water and sewer charges, or any other obligation of Landlord;

  18. water rents and sewer charges to any tenant on a direct meter basis which are paid by the tenant;

  19. the cost of any item or service to the extent to which Landlord is entitled to be reimbursed or compensated by insurance, any tenant, or any third party, or would have been entitled to reimbursement or compensation if Landlord maintained the insurance which it is required to maintain hereunder;

  20. expenses due to Landlord's default under any lease or other agreement relating to the Building or the Premises; and

  21. all other items that, under generally accepted accounting principles, are properly classified as capital expenditures, except as expressly otherwise provided in this Lease.

  The Tenant shall pay to the Landlord upon demand as Additional Rent interest on any payments of Basic Rent or Additional Rent not paid within 10 (ten) days after the same are due at a rate (herein called the "Lease Interest Rate") equal to five (5%) percent per annum computed from the date such payment was due until such payment is made, each of such payment(s) of interest being payable as Additional Rent with the payment of Basic Rent next coming due. Notwithstanding the foregoing, if no such demand is made in writing delivered in hand to the Tenant within the period of thirty (30) days following the date any payment of Basic Rent or Additional Rent was due, the Landlord shall be deemed to have waived the right to be paid any interest on such payment in respect of periods prior to such demand.

  Rent for any partial month shall be equitably pro-rated. Rent shall be paid by check mailed by the first business day of each month to the Landlord at the above address or any other address provided to Tenant by Landlord in accordance with this Lease.

  The Tenant shall have ninety (90) days from receipt of any year end statement described above to dispute the inclusion or amount of any item or items in any such statements provided to it. In such event, the Tenant shall pay the Operating Expense Payment and the Tax Payment excluding the items or amounts in dispute. If the parties are unable to settle the dispute between themselves within sixty (60) days of notice by the Tenant to the Landlord, such dispute shall be settled by a firm of real estate audit professionals mutually acceptable to both parties ("Audit Professionals"). If the Landlord and Tenant cannot agree on the Audit Professionals within thirty (30) days, then each party shall, within fifteen (15) days thereafter, select one independent firm of auditors and the two then selected shall choose a third independent Audit Professional. The third firm thereupon shall settle the dispute and both the Landlord and Tenant shall be bound its decision. If the Landlord fails to select its Audit Professional within the 15 day period as aforesaid, then to the extent the Tenant has previously paid the Landlord for items in Dispute, the Tenant shall have the right to deduct such amount from any installments of basic or additional rent or other charges due or becoming due under the Lease ("Set Off Rights"). If the Tenant fails to select its auditor within such 15 day period, it shall be conclusively deemed that the Tenant has waived its right to audit and/or to contest the validity of applicable Year End Statements.

  Audit Professionals shall be entitled to review all records relating to the disputed items. All costs for the AUDIT Professionals shall be borne by the party against whom a decision is rendered, subject to the following: if more than one item is disputed, the expenses shall be apportioned equitably according to the number of items decided against each party taking into consideration the amount(s) involved.

  If the Audit Professionals determine that the Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the same within thirty (30) days following such determination. If the Audit Professionals determine that the Tenant has made an overpayment, the Landlord shall reimburse the Tenant for the same likewise within thirty (30) days of such determination.

  Should the Landlord fail to pay the overpayment as described aforesaid, the Tenant shall have the remedy of the Set Off Rights. If the Tenant fails to pay the Landlord the underpayment, the same shall be deemed a default of non-payment under the Lease.

7.  Real Estate Taxes:
    -----------------

  See (S)6. In addition: Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Pro-Rata Share of all taxes levied or assessed by, or becoming payable to any municipality or any governmental authority having jurisdiction, for or in respect of the Building, for each tax period wholly included in the Term, all such payments to be made to Landlord not less than ten
(10) days prior to the last date on which the same may be paid without interest or penalty; provided that, for any fraction of a tax period included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within thirty
(30) days after receipt of invoice therefor, Tenant's Pro-Rata Share of the fraction of taxes so levied or assessed or becoming payable which is allocable to such included period.

  Provided Landlord receives Tenant's Pro-Rata Share of such taxes, Landlord shall pay or cause to be paid, before the same became delinquent, all taxes imposed with respect to the Property. If Landlord shall receive any tax refund or rebate with respect to any tax year wholly or partially included within the Term, then out of any balance remaining thereof, after deducting Landlord's expenses incurred in obtaining such refund or rebate, Landlord shall pay to Tenant an amount equal to Tenant's Pro-Rata Share of such balance (or of such fraction thereof applicable to a tax year partially included within the Term).

  Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease.

8.  Insurance; Waivers of Subrogation:
    ---------------------------------

  The Landlord shall carry appropriate general liability insurance as well as property and casualty insurance on the Premises, Building, Property and Improvements with the same limits of coverage as set forth for the Tenant herein. The Landlord shall further obtain insurance for the Building and Improvements, with full replacement cost as determined by its Insurer. Tenant shall, at its own cost and expense, obtain prior to the commencement of the Term and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and reasonably acceptable to the Landlord and to any Mortgagee(s), for the benefit as named insureds of the Landlord, the Tenant and any Mortgagees as their respective interests may appear, the following:

  1. comprehensive general liability and property insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $2,000,000.00 per occurrence for bodily injury or death and property damage or such higher limits as may result from the operation of clause (iv) below, the risk of loss to all Tenant's contents of, and personal property and trade fixtures located in, the Premises being upon the Tenant, and the Landlord having no liability with respect thereto;

  2. so called "property" or "casualty" insurance, with losses payable to the Landlord or any first Mortgagee, against loss or damage to the presently existing (prior to Tenant's occupation) interior Improvements and to any other buildings, structures and improvements from time to time constituting a part of the Premises, such as may result from fire and such other casualties as are normally covered by "extended coverage" and "difference in conditions" endorsements, such casualty or property insurance to be in an amount equal to the replacement cost of the Improvements and any other buildings, structures or improvements from time to time constituting part of the Premises and to include lost rentals coverage for a period of at least one year. Replacement cost shall be redetermined as frequently as the Landlord or any Mortgagee may from time to time reasonably request; and

  3. at the written request of the Landlord, such other insurance coverages and such additional coverage amounts as any Mortgagee may reasonably require the Landlord to obtain provided such coverage is customary and usual with respect to commercial buildings similar to the subject property.

  At the commencement of the Term and thereafter not less than ten (10) days prior to the expiration dates of the policies theretofore furnished originals or duplicates or certificates (contractually binding upon the insurer and not merely informational) thereof issued by the insurers, shall be delivered to the Landlord. All such policies and certificates shall provide that they are non-cancellable without at least thirty (30) days' prior written notice to the Landlord and any Mortgagees. Tenant shall have the right to substitute insurance policies of equal coverage. The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Premises or other property and for injury to or death of persons occurring on or about the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or other respective agents, employees, subtenants, licensees, invitee or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 14, but only to the extent that such loss or damage to the Premises or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9.  Utilities:
    ---------

  The Landlord represents and warrants that all building systems at the Premises, Building and Property are in good condition and repair, without defects, at the time of commencement of the Lease; the Premises, Building and Property contain in-place utilities for the Tenant to operate its business which the Tenant has inspected; and all permits required therefor have been obtained and are and will remain in full force and effect. In connection with the in-place utilities, the Tenant shall be solely liable and responsible for installation of such other utilities which may be needed to operate its business should the same not be in existence on the date of execution of this Lease. The Tenant expressly acknowledges that its intended use of the Premises is for commercial purposes and the Landlord shall have no duty to furnish to the Tenant with utility services of any kind, except as to water, sewer, gas, telephone [subject to telephone company], electric and HVAC services. Separate gas and electrical meters shall be provided for the Tenant and the Tenant in turn agrees to be billed directly by the applicable utility company.

10.  Repairs:
     -------

  The Landlord shall, at its own cost and expense, and during the term of the Lease, maintain and make all necessary repairs and replacements of a capital nature to the roof, foundations, beams, girders, and other structural elements of the Building, mullions, exterior runoff water and related drainage systems, all exterior areas, including parking lots and walkways, all other common areas and facilities and exterior walls of the Premises only (exclusive of signs which may be installed by the Tenant). However, the Landlord shall have no obligation to repair any damage resulting directly from negligent acts of the Tenant, its agents, employees, contractors, and invitees unless covered by Landlord's insurance policy.

  In connection herewith, the Landlord represents (i) The Property shall be maintained consistent with generally accepted practices associated with a first class research and development building, (ii) it shall provide snow plowing for the parking areas, (iii) it shall remove snow and ice from walkways and (iv) it shall provide landscaping services so that the Property is maintained in a neat and clean condition.

  From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: make all other non-structural repairs, interior and exterior, necessary to keep the Premises, including all electrical, mechanical, heating, ventilating and air conditioning (including any roof top unit), plumbing (other than in common areas) and other building systems [excluding sewer and gas systems, common building systems and all capital repairs and replacements] serving the Premises, in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use, damage by fire or other casualty caused by the Landlord and repairs which are expressly the obligation of the Landlord hereunder only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition).

  Landlord shall be responsible for all replacements of a capital nature to the air conditioning and other building systems. Notwithstanding the same, the Tenant shall be liable to pay the Landlord the cost of such replacements according to the following: The Tenant shall be assessed for the capital improvements described aforesaid based on an amortization of ten (10) years. Thereupon, the Tenant shall pay to the Landlord, as Additional Rent under (S)6, each month during the remaining Term of the Lease a portion of said cost, based upon said amortization period. As an example, if a replacement of a capital nature to the air conditioning or other building systems is made at the conclusion of the third (3rd) Year of the Term as defined in (S)4, the Tenant would be required to reimburse the Landlord one-one hundred twentieth (1/120) of the cost incurred for the replacement of the applicable system for each month during the remainder of the Term. In no event, however, shall the Tenant be assessed a reimbursement to the Landlord for the costs of the replacements for the air conditioning and other building systems beyond the Term of the Lease.

  Notwithstanding anything to the contrary as contained in this Paragraph, the Landlord shall be solely and exclusively liable for all repairs and replacements which are capital in nature, subject to reimbursement by the tenant as provided for above.

11.  Compliance with Laws and Regulations:
     ------------------------------------

  The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as set forth in Paragraph 16 in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

  During the Term, the Tenant and Landlord shall comply, each at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction (other than such as are the obligation of the Landlord hereunder), whether or not foreseeable, and whether or not they involve any changes in governmental policy, which are applicable to the Premises, the fixtures and equipment therein and thereon, or the Tenant's particular use thereof; the orders, rules and regulations of the New England Fire Insurance Rating Association or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises and the fixtures and equipment therein and thereon. Notwithstanding the foregoing, the Tenant shall be responsible for future laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction that require a structural change to the Premises, Building or Property or other capital outlay.

12.  Alterations by Tenant:
     ---------------------

  The Tenant shall erect no signs (other than one at the driveway to the Building and on the facade of the Building, subject to approval of the Landlord with respect to location [which approval shall not be unreasonably withheld, conditioned or delayed] and subject to any applicable ordinances related to signs as promulgated by the Town of Tewksbury) and shall make no alterations, additions or improvements in or to any portion of the Premises without the Landlord's prior written consent subject to the provisions of this Paragraph 12, which consent shall not be unreasonably withheld, conditioned or delayed. In connection therewith, the Landlord shall have ten days, from receipt of written notice from the Tenant detailing the proposed alterations, to approve or reject the same. The Landlord shall be deemed to have given his approval to any proposed alterations unless he shall have objected to the same within the time set forth herein. As part of any request for such consent, the Tenant shall provide the Landlord with plans and specifications drawn in accordance with good engineering practice (only if it would be usual and appropriate to prepare plans and specifications given the nature and extent to the proposed alterations, additions or improvements), reasonable evidence of suitable insurance and, lien bonds or other suitable assurances of the Tenant's obligation and wherewithal to complete the same at no expense to the Landlord and without failure to pay any contractor engaged to do the work.

  The Landlord agrees that in the absence of a Terminable Default on the part of the Tenant hereunder, its consent shall not be required for interior, non-structural alterations to the Building from time to time constituting a part of the Premises if the same are consistent with the use of the Premises as contemplated hereby and do not affect the heating, ventilating and air conditioning and other engineering and mechanical systems in the Building. At the time Tenant requests Landlord's consent to any future alterations, installations, removals, additions or improvements, Landlord agrees it will only require Tenant to remove such alteration, installment, removal, addition or improvement at the end of the Lease Term provided the Landlord, in his sole discretion, determines such improvements will impair his ability to re-let the Premises to another tenant.

13.  Landlord's Access:
     -----------------

  The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times during usual business hours after not less than two business days' prior oral or written notice for the purposes of inspecting the same, but not more often than annually, exercising such other rights as it or they may have hereunder or under any mortgages (provided such rights are consistent with the Landlord's rights hereunder) and, during the last six (6) months of the Term or after any Terminable Default (inclusive of any applicable notice period) hereunder on the part of the Tenant, to show the Premises to other prospective tenants, purchasers or mortgagees and (iii) at any time and without notice in the event of emergency (in which event the Landlord shall attempt to give oral notice by telephone.) In connection therewith, Landlord shall use all commercially reasonable efforts to protect Tenant's property and personnel from loss and injury and to avoid interfering with conduct of Tenant's business.

14.  Indemnities:
     -----------

  The Tenant and Landlord agree as follows: each shall indemnify and save the other harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which either directly or indirectly, in whole or in part arise out of or result from (i) the negligence or willful misconduct of either party, its agents, servants and employees (ii) any act or occurrence in or about the Premises, unless caused by the negligence or willful misconduct of the applicable party, its agents, servants, contractors or employees (iii) the breach of any provision of this Lease by either party or any of its agents, servants, employees or contractors (iv) judgments, citations, fines or other penalties rendered or assessed against one or the other (with the exception of any claims under the applicable party's workmen's compensation insurance policy) as a result of one of the party's failure to comply with all federal, state and local laws, safety and health regulations relating to either party's use or occupation of the Premises. In connection therewith, both the Landlord and Tenant agree to give the other prompt notice of any such violation which may be asserted by a governmental agency.

  The Landlord and Tenant further agree to indemnify the other from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action and/or proceeding brought thereon. If the Landlord shall breach this covenant and fail to reimburse the Tenant for such costs and expenses after written demand, the Tenant shall be allowed to offset the same against basic or additional rent. If the Tenant shall breach this covenant and fail to reimburse the Landlord for such costs and expenses after written demand, the Landlord may declare a Default under this Lease based upon non-payment of rent.

  Nothing contained above is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms this Lease. The rights and obligations of the Landlord and Tenant under this Paragraph 14 shall survive the expiration and/or earlier termination of this Lease.

15.  Casualty Damage:
     ---------------

  A. Tenant's Right to Terminate: If the Premises or the Building shall be damaged or destroyed by fire, windstorm or any other insured casualty, the Tenant shall immediately give written notice thereof to Landlord and unless this Lease is terminated as hereinafter provided, the Landlord, at his own expense, shall repair or rebuild the same so as to restore the Premises to substantially the same condition they were in immediately prior to such damage or destruction, subject however, to zoning and building laws then in existence, provided that the Landlord shall not be responsible for any delay in such repair or reconstruction which may result from any cause beyond its reasonable control, and provided further that the Landlord shall not be required to expend more than the net amount of insurance proceeds, if any received, by Landlord for such purposes, plus the amount of any deductible, so long as the Landlord maintains the insurance required of it under this Lease. Notwithstanding the foregoing, the Landlord within 30 days after receipt of said written notice of damage, shall inform the Tenant if said damage can be repaired within 120 days, based upon a reasonable estimate of the Landlord's architect and Engineer. If the Landlord notifies the Tenant it cannot repair or rebuild the Premises so as to restore the same to substantially the same condition they were in immediately prior to the destruction within said 120 days, or if in fact the Premises is not restored within 120 days, then in either of such event, the Tenant may elect to car.. al this Lease upon notice to the Landlord.

  B. Landlord's Right to Terminate: If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such character that the same cannot, in the ordinary course, reasonably be expected to be repaired within 120 days from the time that repair work would commence or if either the Premises or Building shall be damaged or destroyed to the extend of 25% or more on a square footage basis by any cause, (whether insured against by the Landlord or not) the Landlord may elect by written notice to the Tenant, to be provided to Tenant within 30 days of Landlord's receipt of said damage, either to terminate this Lease or to repair or rebuild on the conditions set forth in the above clause. The Tenant shall likewise be afforded the right to terminate the Lease if more than 25% of either the Premises or Building shall be damaged or destroyed.

  C. Tenant's Obligations to Repair: In the event that the Premises or Building is damaged or destroyed by any cause, then, unless this Lease is terminated as provided above, the

Tenant at its own expense [but in no event beyond the limits of its insurance less any applicable deductible] and proceeding with all reasonable dispatch shall repair or replace all trade fixtures, equipment, signs or other property installed by or belonging to the Tenant which shall be damaged to destroyed.

  D. Abatement of Rent: If the Premises shall be damaged by fire or casualty, the Basic Rent and Additional Rent payable by the Tenant shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with the operation of the Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue its use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were in prior to such damage, so long as Tenant has been provided 120 days from the date it is afforded access to the Premises to complete the Tenant's repairs. In no event shall Landlord be obligated in connection with the restoration of the Premises, as stated herein, to expend an amount in excess of the proceeds of insurance recovered with respect thereto. In the event the Premises shall be damaged by fire or other casualty resulting from negligence of the Tenant, its agents, contractors, employees or invitees, and this Lease shall not be terminated as a result of such damage, Tenant shall not be released from any of its obligations hereunder including, without limitation, its duty to pay the Basic Rent and Additional Rent payable by Tenant without abatement or reduction.

  E. Award: Landlord shall have and hereby reserves and accepts and Tenant hereby grants and assigns to Landlord, all rights to recover damages to the Premises, Building or Property and the leasehold interest hereby created, from Landlord's insurance and to compensation accrued or hereafter to accrue by reason of such damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord, to grant and assign to Landlord all rights to such damages or compensation from Landlord's insurance. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any proceedings a claim for the value of the Tenant's inventory, furnishings, equipment or usual trade fixtures installed in the Premises by Tenant and at Tenant's expense, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord.

16.  Condemnation:
     ------------

  If a substantial portion of the useable floor areas of the building, or of the parking area, from time to time constituting part of the Premises shall be taken, such that the same shall materially and adversely interfere with the Tenant's ability to conduct business on the Premises as contemplated under the Lease, or if the Tenant's access to the Premises shall be deprived for one (1) month or more, by eminent domain or appropriated by public authority, the Tenant may terminate this Lease by giving written notice to the Landlord within thirty
(30) days after such taking or appropriation becomes final and Tenant is informed of same by Landlord in writing, the Landlord enclosing with such notice the applicable notifications of taking from the appropriating public authority. In the event of any such termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, or the date Tenant's access is deprived and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

  If all or any part of the Improvements or any other improvements from time to time constituting part of the Premises is taken or appropriated by public authority as aforesaid and this

Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure, close and restore so much of the Improvements or other improvements constituting part of the Premises as remain to an architectural whole except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect to the Improvements and any other improvements from time to time constituting part of the Premises as they existed immediately prior to such taking or appropriation; in such event, there shall be an equitable abatement of Basic Rent in proportion to the loss of useable floor area in the Improvements after giving effect to such replacement, from and after the date the Tenant must surrender possession (or access is deprived) or, if later, the date the Tenant actually surrenders possession and except further, that if, in such event, for any reason any Mortgagee retains any portion of such damages or award and the Landlord tails within thirty (30) days after a request by notice from the Tenant to agree to secure and close the remaining improvements as aforesaid, then the Tenant shall have an additional period of sixty (60) days after the expiration of such thirty (30) day period within which to terminate this Lease, in which event, this Lease shall thereupon be void and without recourse to the parties as to obligations thereafter accruing. The Tenant agrees that the foregoing rights shall be its sole remedies, both at law and in equity, for the failure of any Mortgagees and the Landlord to fulfill its obligations to secure and close the remaining improvements as aforesaid.

  The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to Improvements constructed and/or made by the Tenant as well as to the Tenant's trade fixtures, personal property or moving expenses. Nothing contained herein shall prohibit the Tenant from making claim in its own name against the municipality for damages including but not limited to loss of business and an amount equal to its unamortized costs of leasehold improvements on condition such application does not interfere with the Landlord's paramount right to claim damages in connection with any such taking. Notwithstanding anything to the contrary set forth above, if the Tenant is deprived of access to the Property, an abatement of rent, effective on the date of deprivation, shall take effect. In addition thereto, in the event of Condemnation, all Basic and Additional Rent shall be abated.

17.  Landlord's Covenant of Quiet Enjoyment; Title:
     ---------------------------------------------

  The Landlord covenants that the Tenant, upon haying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease. The Landlord warrants that, as Trustee of Y-C INVESTMENT TRUST V, u/d/t dated January 2, 1999 and recorded with the Middlesex (Northern District) Registry of Deeds at Book 9925, Page 087, that he has the right and lawful authority to enter into this Lease and further, that the Landlord is the owner of the fee in the Property. In connection herewith, the Landlord, upon request, shall furnish to the Tenant evidence sufficient to establish that it owns the Premises, including a list of encumbrances, if any, perfected and recorded against the same.

18.  Tenant's Obligation to Quit:
     ---------------------------

  The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any alterations, additions and improvements which have been made by the Tenant to the Premises, and any replacements thereof in the order, condition and repair required by Paragraph 10 hereof and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Paragraph 12 hereof and Tenant if so requested by the Landlord pursuant to the terms of Paragraph 12 hereof, restoring the Premises in each case to substantially their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be reasonable wear and tear and casualty excepted. The provisions of this Paragraph 18 shall expressly survive the termination or expiration of the Term of this Lease.

19.  Transfers of Tenant's Interest:
     ------------------------------

     A. Subletting: Tenant shall have the right, subject to approval of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed, to sublet all or any portion of the Premises or grant a license therein provided: (i) Tenant is not in default of the Lease beyond any applicable cure period (ii) Tenant provides Landlord with prior written notice of the Sublease or license, at least thirty (30) days prior to the commencement date of the sublease or license (iii) Tenant delivers to Landlord an executed copy of the sublease or license by the commencement date of the sublease or license (iv) Tenant remains liable under the Lease (v) Tenant reimburses Landlord for all legal fees incurred in reviewing all documents related to the Sublease.

     Notwithstanding the provisions of (S)26 hereafter, Landlord shall, at Tenant's Request, provide Tenant with (i) an Estoppel Certificate stating whether Landlord knows of any Default under the Lease at the time of the proposed subletting (or assignment as hereinafter provided).

     B. Assignment: Should the Tenant desire to assign its interest in the Lease to a third party, it shall be required to notify the Landlord of the same in writing and to furnish the Landlord timely any and all materials it might reasonably request concerning the proposed Assignee's financial condition and a detailed description of such entity's business operations and proposed use of the Premises. The Landlord shall be required to notify the Tenant in writing of its decision whether to agree to or reject the proposed Assignment within thirty
(30) days of its receipt of all documentation it might request be supplied to it from either the Tenant and/or proposed Assignee. In connection therewith, Landlord shall not unreasonably withhold, condition or delay its consent.

  Any attempted assignment without the consent of the Landlord and without an executed Assumption Agreement between it, the Tenant and the Assignee, shall be deemed void.

  Notwithstanding anything to the contrary, the Landlord shall not withhold, its consent to an assignment by the Tenant, upon reasonable notification to the Landlord, to a subsidiary, parent or affiliate of Tenant or to a successor to Tenant by means of merger, consolidation, corporate reorganization or the purchase of all or substantially all of the Tenant's assets on condition such Assignee shall demonstrate its financial ability to comply with all terms under the Lease including but not limited to the fact that its net worth is not less than that of the Tenant and the transferee assumes the terms of this Lease by execution of a separate writing. In addition thereto, any transfer, pledge, sale or other disposition and/or power to vote the outstanding shares of less than the majority of corporate stock of the Tenant shall not be deemed an Assignment.

In the event of any Assignment under this clause, Tenant shall remain liable under the provisions of the Lease jointly and severally with Assignee.

20.  Transfers of Landlord's Interest:
     --------------------------------

     The Landlord shall have the right from time to time to sell or mortgage its interest in the Building and Property, to assign its interest in this Lease, or to assign from time to time the whole o: any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord (or, in the case of any purchasers at foreclosure sales or grantees under deeds in lieu of foreclosure, by any Mortgagee) by duly recorded instruments and after receipt of copies of such instruments, the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand to such Mortgagees and other transferees, purchasers and grantees at the addresses mentioned in and in accordance with the terms of such instruments. Each foreclosing Mortgagee or other transferee, purchaser or grantee shall, in writing, assume the obligations of the Landlord under this Lease, subject, however, to the limitations upon liability of the Landlord as set forth in Paragraph 27.

     Within ten (10) days following any transfer by Landlord of its ownership interest in the property, Landlord shall provide Tenant with written notice of such transfer and the name and address of the successor Landlord to whom Tenant should send future rent payments and notices (the "Transfer Notice"). In the event that the Landlord fails to provide the Transfer Notice, (a) the Tenant shall not be liable to any successor Landlord for rent payments paid to the former (predecessor) Landlord and (b) any successor Landlord shall be bound by any notice sent to the former (predecessor) Landlord by the Tenant.

21.  Mortgagees' Rights:
     ------------------

     The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee"). The foregoing subordination shall be self-operative and automatically effective as to any mortgage filed subsequent to the execution and delivery hereof but only if either the Mortgagee agrees in a recordable writing or such mortgage provides that, for so long as there exists no Terminable Default under this Lease on the part of the Tenant, the Mortgagee, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, will not join the Tenant in any foreclosure proceedings (except to the extent required by law) and will not terminate this Lease (except as provided herein) or disturb the Tenant's possession of the Premises hereunder in customary form or words of similar import and will make insurance proceeds available as and to the extent provided in Paragraph 8. The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require. Failure by the Tenant to comply with the provisions contained in the preceding sentence shall be deemed an event of Terminable Default under this Lease.

     No notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise by reason of any such default, unless the Tenant first gives such notice to all Mortgagees of whom Tenant has been given notice and provides such Mortgagees with the same period(s) for cure as are available to the Landlord after such notice within which to cure such default. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at it request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver in recordable form such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. In such event, the Tenant shall not be liable to the Landlord for any payment made to such Mortgagee. By any such request, such Mortgagee or successor shall be deemed and construed without further agreement to have assumed and agreed to carry out and perform all covenants and obligations of the Landlord under this Lease thereafter arising, subject, however, to the provisions of Paragraph 27. Any Mortgagee may, at any time, by giving written notice to and without any further consent from the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or recording thereof or otherwise.

     In connection herewith, the Tenant acknowledges that any Mortgagee reserves the right to use whatever reasonable format of a non-disturbance agreement it might elect to employ and therefore the Landlord does not warrant or otherwise represent what the precise provisions of that instrument might be or what the same might provide. Notwithstanding the foregoing, any Subordination and Nondisturbance Agreement prepared by the Mortgagee and presented to the Tenant for execution shall include a provision that the Tenant's possession shall not be disturbed and the Mortgagee shall abide by the terms and conditions of this Lease if the Tenant is then in compliance with the terms of this instrument [to wit: not in default beyond applicable notice and cure periods] and continues to abide by the terms and conditions of the same. The costs of recording any such non-disturbance agreement shall be borne by the Tenant.

22.  Tenant's Default; Landlord's Remedies:
     -------------------------------------

     If (a) the Tenant shall default in the payment of any Basic Rent or Additional Rent and such default shall continue for fourteen (14) days after notice from the Landlord of such default without cure; or (b) the Tenant shall default in the performance or observance of any of the other covenants contained in this Lease and on the Tenant's part to be performed or observed and shall fail, within thirty (30) days after notice from the Landlord of such default to cure such default, or if it is beyond the reasonable control of the Tenant to cure such default within thirty (30) days, promptly to commence such cure and thereafter to pursue such cure diligently to completion; or (c) if the estate hereby created shall be taken on execution, or by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced:

     1. by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body, the commencement of such voluntary case;

     2. by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

     3. by the entry of an order for relief in any involuntary case commenced under said Title 11;

     4. by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

     5. by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation,.reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

     6. by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receivor other custodian or all or a substantial part of its property;

     then, and in any of said cases A, B, or C, each of which, subject to the following sentence is herein sometimes called a ("Terminable Default"), the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter onto and upon the Premises, or any part thereof, repossess the same as the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

     No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant, of its obligations and liabilities under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either
(i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable broker's and attorneys' fees, or (ii) at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value of the amount by which the payments of Basic Rent and the Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date. In connection with reletting the Premises as provided for herein, Landlord agrees to use all reasonable efforts in connection with the same.

     Without thereby affecting any other right or remedy of the Landlord hereunder, in the event of (i) any default on the part of the Tenant in the performance or observance of any non-monetary covenant contained in this Lease and on the Tenant's part to be performed or observed and the failure of the Tenant, within thirty (30) days after notice from the Landlord of such default, to cure such default or if it is beyond the reasonable control of the Tenant to cure such default within thirty (30) days or promptly to commence such cure and thereafter to pursue such cure diligently to completion or (ii) any default on the part of the Tenant which results in jeopardy to the Landlord's title to the Premises or to the Landlord's interest under any mortgage of the Premises and which remains uncured for two (2) business days after notice of such default from the Landlord to the Tenant (or if it is beyond the reasonable control of the Tenant to cure such default within two (2) business days, if the Tenant shall not promptly commence such cure and thereafter diligently pursue such cure to completion) or (iii) imminent danger of injury to persons or damage to property as a result of any default on the part of the Tenant as to which the Landlord has given telephone notice to the Tenant, or
(iv) any Terminable Default on the part of the Tenant hereunder, then in any of such events the Landlord may, at its option, cure such default or Terminable Default for the Tenant's account and the cost to the Landlord of such cure, together with interest thereon at the Lease Interest Rate, shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

  If the Landlord shall be required to commence proceedings to enforce its remedies as provided for herein, it shall, in addition to damages, be entitled to receive all its costs and its reasonable attorney's fees incurred by it in any such action.

23.  Remedies Cumulative; Waivers:
     ----------------------------

  The specific remedies to which the Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies of means of redress to which the Landlord or Tenant may be lawfully entitled under any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease shall not be construed as a waiver or relinquishment for the future of such covenant. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord of the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies provided for in this Lease, the Landlord and the Tenant shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions. In connection herewith, the prevailing party, should litigation be initiated, shall be entitled to an award of its costs and its reasonable attorney's fees.

24.  Notices:
     -------

     Any notices, requests, approvals, specifications, demands or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or to the Tenant at the address set forth herein for each, with copies of such notice(s) sent to respective counsel for both the Landlord and Tenant, as follows: if to the Landlord, Robert L. Marder, Esquire, 23 Central Avenue, Suite 408, Lynn, MA 01901; if to the Tenant to: Avici Systems, Inc., 101 Billerica Avenue, Building 3, North Billerica, MA 01862, Attention: Contracts Manager; if to any Mortgagee, at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. When this Lease provides for any period to commence after notice, such period shall be deemed to commence one day
after postal records indicate   delivery of such notice was first sent as
attested to by Post Office Stamped Receipt. When this Lease requires that notice be given on or before a certain date or within a certain period, such notice shall be deemed given on the date mailed as in this Paragraph 24 provided. Time shall be of the essence of all notice provisions of this Lease.

25.  Recording:
     ---------

     The Landlord and the Tenant hereby agree, each at the request of the other or of any Mortgagee, promptly to execute, acknowledge and deliver a recordable form or notice of lease, notices of any assignments of rents and profits, notices of any amendments to this Lease and of such other information as may from time to time be necessary under G.L. (Ter. ed.) Chapter 183,

Section 4 or under similar additional or successor statutes for the protection of any interest of the Landlord, the Tenant or any Mortgagee having a perfected interest in the Premises. The party which seeks preparation of any such document(s) listed herein shall bear the cost(s) of recording the same.

26.  Estoppel Certificates:
     ---------------------

  The Landlord and the Tenant hereby agree from time to time, but not more than twice during any calendar year, each after not less than twenty (20) days prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

27.  Hazardous Materials and Compliance with Environmental Laws:
     ----------------------------------------------------------

     A. The Landlord represents that the Property, Premises and Building and its existing uses to the best of his knowledge and belief (after due investigation and familiarity with previous uses) comply with, and Landlord is not in violation of, and has not violated, in connection with his ownership, use, maintenance or operation of the Property, Premises and Building and the conduct of business related thereto, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including without limitation Hazardous Materials as defined hereafter) [collectively "Environmental Laws"]. Landlord and Tenant shall at their own expense promptly observe and comply with all preset and future Environmental Laws including without limitation the Clean Air Act Amendments of 1990 and any regulations (as amended) and all regulations and standards as are or may be promulgated thereunder.

     B. Without limiting the foregoing, Landlord represents that it, its agents, servants, contractors and employees have (i) operated the Property Premises and Building and have at all times received, handled, used, stored, treated, transported and disposed of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, country, regional, or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Property, Premises and Building (collectively "Hazardous Materials") in strict compliance with Environmental Laws and (ii) removed (or will remove prior to the Commencement Date) from the Property all Hazardous Materials.

     C. Landlord represents there is no fact pertaining to the physical condition of the Property, Premises and Building known to him which (i) materially and adversely affects or materially and adversely will affect the Property, Premises and Building or the use, enjoyment or value thereof or Landlord's ability to perform his obligations contained in this Lease and (ii) which Landlord has not disclosed to Tenant in writing prior to this Lease.

     D. Landlord represents it has received no notices of any violation or claimed violation of any of the matters referred to above including notices related to any pending investigation, lawsuit or other action relating thereto. In addition thereto, Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all "Remediation Costs" (as hereafter defined) sustained or incurred by Tenant in the event that Tenant is required by any state or federal agency to affect a Remediation of any Hazardous Substances which may be located on the Property and the Building as of the date of this Lease, unless such Hazardous Substances are present or released as the result of the acts or omissions of Tenant or any of Tenant's agents, servants, employees, contractors or invitees. If such Hazardous Substances are present or release as a direct result of the Tenant, or Tenant's agents, servants, employees, contractors or invitees, Tenant shall indemnify and hold Landlord harmless from and against any and all Remediation Costs.

     As used herein, the term "Remediation Costs" shall mean the cost of remediation and clean-up of the Hazardous Substances which Tenant may incur as the result of any order of the DEP, the U.S. Environmental Protection Agency or any State or Federal Court of competent jurisdiction requiring that Tenant affect a remediation of any Hazardous Substances.

     E. Landlord and Tenant shall defend, indemnify and hold one another harmless, including the respective employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities; settlements, damages, costs or expenses (including attorney's fees) arising out of or in any way related to the breach of their respective representations, warranties and covenants contained in this Section 27 including without limitation liability arising out of or in any way related to hazardous materials permitted or suffered by either or by any of their respective employees, agents, officers, directors or invitees at the Premises or the soil, water, vegetation,
buildings, personal property,   persons, animals or otherwise and any personal
injury (including wrongful death) or property damage arising out of or related to such hazardous materials.

  F. The provisions of this S27 shall survive the expiration or earlier termination of this Lease.

28.  Other Utilities:
     ---------------

  Subject to approval from the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, the Tenant, at its sole cost and expense, shall have right to introduce into the Premises such other utilities as it may be deem necessary for the conduct of its business. The Tenant shall pay the cost of all such other utilities directly to the applicable utility supplier.

29.  Early Termination of Lease:
     --------------------------

     The Tenant shall have a one time right to terminate this Lease at the end of the 36th month of the Term as defined in S4. To exercise this right, the Tenant shall be required to give the Landlord written notice of its exercise of this Option prior to the end of the 30th month of the Term and to enclose with such notice a payment in the sum of $16,000.00 which shall be deemed a Termination Fee.

30.  Security Deposit:
     ----------------

     Within fifteen (15) days from the execution of this Lease, the Tenant shall pay the Landlord the sum of $91,630.02 (the same equal to six months of Basic
Rent) as a security deposit. The security deposit shall be an Irrevocable Letter of Credit, subject to approval of the Landlord as to form and content, issued in favor the Landlord from a recognized banking institution and shall be in the sum set forth in the preceding paragraph. In connection therewith, the Landlord agrees to furnish to the bank against which the Letter of Credit is drawn its Tax Identification Number, should the same be required.

     Upon termination of the Lease, and after inspection of the Demised Premises by the Landlord to assure the Tenant has caused no damage to the leased area, the Landlord shall notify the bank against which the Letter of Credit is drawn that it is negating the same. If damage to the Premises shall have been caused by the Tenant, the Landlord shall be entitled to exercise its rights under the aforesaid Letter of Credit in order to receive proceeds from which it might repair the same. If the security deposit shall be insufficient to reimburse the Landlord for affecting such repairs, the Tenant shall be liable for any excess expenses incurred by the Landlord to complete said repairs.

31.   Additional Provisions:
      ---------------------

     A. The Tenant shall have 24 hour access to the Premises and parking facilities each day of the year.

     B. Landlord covenants and agrees that in exercising any of its rights and performing its obligations, set forth herein, Landlord shall use commercially reasonable efforts to minimize its inconvenience and interference with Tenant's business and operations and use and enjoyment of the Premises and shall not cause or permit any obstruction or diminution of the Premises or access or egress thereto or therefrom.

     C. Landlord shall hold in confidence all financial information obtained from Tenant or Tenant's records, except in respect of the normal kind of disclosure which in the regular course would be made to prospective bona fide mortgagees an purchasers of the Building.

     D. All of Tenant's signs and directory listings shall be installed by the Tenant in the foyer/lobby, but not the exterior of the Building without prior approval of the Landlord. Installation of any exterior sign shall be subject to compliance by the Tenant to any and all applicable zoning ordinance or by law promulgated by the Town of Tewksbury related to the same, if any there may be.

     E. If requested by Landlord in connection with either financing or sale of the Premises, the Tenant shall furnish to Landlord or to any holder of a mortgage (or perspective mortgagee) on the Premises, as Landlord may designate by notice to Tenant, a copy of Tenant's and Guarantor's most recent annual report(s) and/or quarterly reports.

32.  Brokerage:
     ---------

     The Broker named herein, Meredith & Grew Incorporated, by execution hereafter, certifies that it is duly licensed as a broker by the Commonwealth of Massachusetts and hereby joins in this Agreement and becomes a party hereto insofar as any provisions of this instrument expressly apply to it.

33.  Bind and Inure; Limited Liability of Landlord:
     ---------------------------------------------

     All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

     The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Premises, Property and Building. In connection therewith, the Landlord agrees it shall not cause the Premises, Property or Building to be mortgaged beyond 85% of its fair market value determined by an Appraisal to be performed by an applicable lender. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Premises who shall be deemed and construed without further agreement to have assumed and agreed to carry out and perform all covenants and obligations of the Landlord arising under this Lease during the period of such ownership (and, except in the case of foreclosing Mortgagees, purchasers at foreclosure sales, grantees under deeds in lieu of foreclosure and their successors and assigns, prior to such period if not carried out and performed by the prior owner), subject, however, to the provisions of this Paragraph 31, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Premises. In no even shall the Landlord be liable to the Tenant for any special consequential or indirect damages suffered by the Tenant or any other person or entity by reason of a default by the Landlord under any provisions of this Lease. Likewise, the Tenant shall not be liable to the Landlord for any special, consequential or indirect damages suffered by the Landlord or any other person or entity by reason of a default by the Tenant under any provisions of this Lease.

34.   Authority:
      ---------
     The Landlord represents he has been specifically authorized by the Beneficiaries of Y-C INVESTMENT TRUST V to execute this instrument.

     The Tenant represents its duly authorized officer, identified hereafter, has been authorized to execute this instrument by the Board of Directors of Avici Systems, Inc.

35.  Captions:
     --------

     The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

36.  Integration:
     -----------

     The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

37.  Severability; Choice of Law, and Forum:
     --------------------------------------

     If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

     This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

     In addition thereto, and should either the Landlord or Tenant initiate litigation to seek enforcement of the terms, conditions and/or covenants of the within Lease, then in such event the parties agree that Jurisdiction, other than for Summary Process proceedings, shall vest solely and exclusively with Essex County Superior Court Department for the Commonwealth of Massachusetts, each signatory hereafter having agreed to the within forum selection clause.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts under seal as of the date first above written.

                              LANDLORD
                              YVON CORMIER
                              TRUSTEE OF Y-C INVESTMENT TRUST V

                                /s/ Yvon Cormier
                              ----------------------------------------
                              Yvon Cormier, as Trustee as
                              aforesaid, and not individually



                              TENANT
                              AVICI SYSTEMS, INC.
                              By:


                                /s/ Edward P. Maggio
                              ----------------------------------------
                              Edward P. Maggio

                              BROKER
                              MEREDITH & GREW INCORPORATED
                              By:


                              ----------------------------------------

                                   EXHIBIT B
                                   ---------

SCOPE OF WORK
-------------

The scope of work shall include all material, equipment, labor and supervision required to construct this facility as necessary to render it ready and operational, with the exception of tenant furnished materials, equipment subcontracts and/or services.

MUNICIPAL LAW
-------------

All work shall be in accordance with the requirements of all local, state and national codes and agencies having jurisdiction, and shall be completed in a manner satisfactory to the Building Department of the Town of Billerica, Massachusetts.

WORKMANSHIP
-----------

The construction shall be performed and completed in a professional and workmanlike manner, in accordance with good and generally acceptable practices.

OR EQUAL
--------

Any item that is proposed for use in lieu of those items specified shall be reviewed for approval by the owner and the architect.

CLASSIFICATION
--------------

This building shall be constructed under the Commonwealth of Massachusetts State Building Code. It shall bear the Classification of Type 2B.

PLANS
-----

At the completion of the project the owner will provide to the tenant two sets of reproducible sepias of construction drawings and copies of operation and maintenance brochures on major equipment furnished.

SITE WORK
---------

A. Site to be cleaned and graded to proper elevations. Provide protection of existing trees designated to remain.

B. Excavate as required to bring foundations and footings down to suitable bearing soil.

C. Provide a complete site sanitary and storm drainage system adequate to service building requirements and in accordance with local ordinances.

D. Landscaping shall be provided in accordance with drawing and shall be in character with the general architecture of the building.

E. Site lighting shall be provided with strategically placed approved type fixture affording .5 foot candles at most remote area.

F. Telephone service entrance conduit shall be provided as specified by local Telephone company.

G.  PAVING CURBS AND WALKS
    ----------------------

     1. All paved areas shall receive a minimum of six (6") of suitable granular material.

     2. Roads, parking areas and walks shall be paved with a hot asphalt plan mix with a compacted thickness of 1 1/2" and 1 1/2" of asphaltic concrete topping.

     3. Parking stalls shall be defined by 4" wide painted yellow lines. Physically handicapped stalls shall be defined by 4" wide painted Yellow lines with signage (only as required by code).

H.  LAWN WATERING SYSTEM
    --------------------

     Lawn area around the building to be underground sprinklered.

ARCHITECTURAL AND STRUCTURAL
----------------------------

A.  CONCRETE
    --------

     1. Footings and Foundations: Including interior column footings and piers shall be reinforced concrete, all of which will bear on engineered fill or natural soil, and have a minimum strength of 3000 psi.

     2. Concrete Slabs: First floor slab shall be 5'' thick, of 3,000 psi concrete containing 6" X 6" 10/10 welded wire mesh, bearing on engineering compacted fill, with control joints as required, with a maximum live loading capacity of 125 pounds per square foot. All concrete floor slabs will receive a smooth hard trowel finish.

B.  STRUCTURAL SYSTEM
    -----------------

     1. The building structural components will consist of rolled steel columns, girders and spandrels, with bar joists, galvanized steel roof deck, with bay size to be on 30'X 33'6" module. Structural steel roof supports, for owner furnished equipment, are included as well.

     2. Roof load design will be in compliance with the Massachusetts Building Code Section 710.0.

     3. All Structural steel components excluding metal deck are to receive one shop coat of rust inhibitive paint.

     4. Structural steel component fire protection to be in accordance with Massachusetts Building Code Article 9.

C.  EXTERIOR WALLS
    --------------

     1. Exterior walls shall be a steel stud curtain will system with a brick veneer. All wall construction is in compliance with the Massachusetts Building Code Article 20 Energy Conservation Table 2009.2.

     2.   Glass and Entrances
          -------------------

          (a) Exterior windows will be approx. 5' X 5' continuos on 4 sides of the building. Insulating glass set in bronze finished aluminum frame.

          (b) Entrance doors shall be "Kawneer Co." or approved equal Narrow Stile 190 series complete with standard push-pull hardware, overhead closer and cylinder lock. (Kawneer Manual Balanced Entrance). shall Unit be bronze finished aluminum frame.

          (c) Entrance door, transoms and sidelights shall be set in tubular aluminum frames.

          (d) Glass for doors and sidelights shall be Libbey-Owens Ford "Tuffex" 1/4" clear tempered glass.

     3.   Roof
          ----

          (a) Roofing materials to be applied upon 1 1/2'' X 22ga steel roof deck, the design of which will be comply with the Massachusetts Building Code.

          (b) Roofing system will be a built up composition roof including a minimum of 3" of rigid insulation, rubber membrane ballastered system. The roofing system will be as required by Massachusetts Building Code and will receive a ten year bond.

D.  BUILDING U VALUES
    -----------------

     The U values for the wall, roof, ceiling, and floors will be in compliance with Massachusetts Building Code 3rd in compliance with Massachusetts Building Code 3rd edition Table 2009.2.

BUILDING INTERIOR
-----------------

A.  PARTITIONS
    ----------

     1. Drywall construction - 1/2" thick gypsum wallboard applied on 3 5/8" standard gauge steel studs, taped and compounded with (3) three applications of drywall compound sanded and made ready for finish.

     2. Partition height to be from floor to ceiling with 10% of interior partitions extending through ceiling. All toilet wall partitions shall extend from floor slab to underside of metal deck above.

     3. Partitions to receive acoustical treatment which will include decibel band board and insulation between metal studs will be provided at conference rooms, vending areas, repro-rooms, toilet rooms and mechanical rooms.

     4. Within the interior of all toilet and/or shower areas - water resistant type gypsum wall board will be utilized.

B.  CEILINGS
    --------

     1. General Areas will be provided with 2'-0" X 4"-0" X 5/8" "Auratone Fissured" lay in panels in on exposed white suspension system. Firerated panels will be provided as required to comply with Massachusetts Building Code.

     2. All ceiling material will be as manufactured by U.S. Gypsum Co., or approved equal.

FLOORS
------

     1. Carpeting shall be provided throughout the premise. The Building Standard is for furnishing and installing carpeting an allowance of $10.00 per square foot.

     2.   Base - 4" Vinyl straight base in carpeted areas will be installed.

     3.   Ceramic Tile - See toilets

D.  DOORS AND FRAMES
    ----------------

     1.   Typical door frames shall be of 16ga hollow metal 3' X 7'.

     2. Typical partition doors shall be 1 3/4" thick solid core "Weyerhauser Co." or approved equal wood doors with stain grade Birch Veneer.

     3.   All doors to have door stops.

E.  TOILETS AND JANITORS CLOSET
    ---------------------------

     1. Provide an unglazed ceramic tile floor and 4" high cove base of color and pattern as selected in all toilets and Janitors closets. Tile shall be as manufactured by American Olean Co., Roman Spartan or approved equal.

     2. Wet walls shall be tiled with glazed ceramic tile and vinyl wall covering as per architect's design.

     3.   Ceiling shall be as previously specified.

     4. Toilet compartment partitions shall be floor mounted type baked enamel finish in colors as selected. Compartments shall be as manufactured by "Flushmetal" or approved equal.

     5. Accessories - Provide accessories as manufactured by "Bobrick Co.", or approved equal as listed below;

          (a)  Combination towel dispenser and receptacle (1 each toilet).

          (b) Combination tampon and napkin dispenser -(1 in each women's toilet).

          (c)  Soap dispenser - (1 - per 2 lavatories - all toilets).

          (d) Mirror - Tilt type over handicapped lavatory, 16" X 24" framed mirror over all others. (e) Toilet tissue dispenser (1 per each stall).

          (f)  Napkin disposal - 1 per each stall - (women's toilet only).

          (g) Grab bar - 2 - 36" long grab bars, one each side of all handicapped stalls.

F.  HARDWARE
    --------

     1. Typical "(All Doors)" lock sets shall be "Schlage" Luna Model #626, in brushed chrome finish or equal commercial grade.

     2. Overhead closers shall be "Sargent" or approved equal on all exterior doors, stair doors, equipment rooms, bathrooms, janitor's closets and main office entry doors.

     3. Toilet doors to have a push-pull arrangement. All brushed chrome finish.

     4.   Exterior doors shall be keyed alike.

     5.   Hinges - 1 1/2 pr. Per door.

G.  PAINTING
    --------

     1. Painting contractor shall verify that all taping and spackling of drywall partitions has been accomplished and partitions are ready for painting.

     2. All drywall to receive one coat primer and 2 coats semi-gloss enamel paint (low luster).

     3. All ferrous metals to receive one coat prime and 2 coats semi-gloss enamel paint.

     4. Exposed masonry (interior) to receive one coat of block filler, one coat of primer and one coat alkyd enamel paint.

     5. All doors to receive two (2) coats of stain and low luster clear finish.

     6. All paint materials shall be as manufactured by Sherwin Williams or equal. Walls to receive Beau Monde II interior finish alkyd semi-gloss enamel.

PLUMBING
--------

1. Provide water, sanitary and storm sewers to the building adequate to accommodate the requirements and meet the necessary codes.

2. Connect sanitary sewers to sanitary piping system in street. No industrial waste is taken into account.

G.  Writing Methods:
    ----------------

All cables will be copper. All buss bars in switch gear and panel boards will be aluminum based on 750A per square inch density. All wiring concealed within dry wall or above hung ceilings will be type Romex. All exposed conduits will be thin wall (EMT). All underground or under slab conduits will be schedule #40 P.V.C.

A certificate of occupancy will contain electrical compliance to code when signed by the local wiring inspector.

J. The tenant will provide architectural drawings on which has been developed an electrical layout for construction used showing lighting convenience outlets in walls and floors, phone outlets, distribution panels and or special requirements.

K. All site lighting to be in compliance with local authorities, Mass Electric Requirements, Massachusetts Building Code and the National Electric Code.

L. The power transformer will be sized by the power company and be located as per the site plan.

M. Location of the equipment room will be indicated on the architectural drawings.

The base did entrance switch gear will be rated for 3000 amps at 277/480. Volts, 3 phase, 4 wire with a minimum of 3 circuit breakers, 2 spaces for future and main-breaker

There will be one (1) lighting panel and one (1) receptacle panel located on first floor and they will be rated for a minimum of 200 amps with 42 circuits each.

Transformers for 120/208V panels are to be sized at 45 KVA will be the dry type floor mounted to be located adjacent to the panels.

N. The size of the HVAC panel (if necessary) will be located adjacent to the main distributor panel. However, final determination will be made upon assembly of final engineering plans.

O. Provide night light circuits and emergency lighting battery packs for minimum access lighting.

P. Furnish cuts of panel switch gear lighting fixtures and secondary transformers to tenant.

Q. Provide entrance lighting front and rear canopies (exterior) and loading docks.

R.   Provide time clocks for sign, parking lights, and A/C units.

                    HEATING VENTILATION AND AIR CONDITIONING

DESCRIPTION
-----------

HVAC Systems will be designed and installed in accordance with Energy Article of the Massachusetts Building code to provide adequate heating and air conditioning for respective seasons in accordance with Tenant needs. Including specific requirements to conform to Tenant fit-up.

This system employs a number of "terminal control units", inside the hung ceiling space, that automatically modulate supply air delivered to a "zone", in response to changing conditions within the space.

     - Supply and install as per plans and specifications. Roof top heating and cooling equipment including prefab steel roof curbs.

     - All galvinized duct work with vinyl wrap insulation as per specifications.

     -  Spiral duct work will be used only where feasible.

     -  Bathroom exhaust duct will be aluminum per specifications.

     - Balancing of air systems will be done by an independent balancing contractor.

     - All equipment will be started and tested to meet required specifications.

     -  Controls will be installed per drawing.

     -  Determine exact locations of systems and components in field.

     -  Coordinate work of this section with that of other sections.

     - Provide information and hardware as necessary to coordinate steel platforms rewired for mech. work.

     - Coordinate roof penetrations with work of other sections and with flashing requirements.

     - Sheetmetal fittings are to be provided. No substitutes shall be allowed without prior consent from architect/engineer.

     - Run ducts and piping concealed, unless specified otherwise, and clear of ceiling inserts. All ductwork shall be installed as close as possible to wall and underside of deck above.

     - Refer to specifications for ductwork construction classes, seal, and leakage classes.

     - Install thermostats 6 feet 6 inches above finished floor or as directed otherwise by architect.

     - All work shall be coordinated with all trades involved. Offsets in piping and ducts (including divided ducts) and transitions around obstructions shall be provided at no additional cost to the owner.

     - Verify all equipment connections with manufacturer's certified drawings. Verify and provide duct transitions to furnished equipment. Field verify and coordinate all dimensions before fabrication.

     - Access panels shall be provided to clean coils and service dampers, heaters, valves and all concealed mechanical equipment.

     - Support all ductwork from bldg. Structure to provide a vibration free installation. Notify architect/engineer of all weights and methods of support.

     - Smoke detectors shall be furnished and wired to the fire alarm system under the electrical section. Under the mechanical section, this contractor shall mount the detectors in ductwork, where required by code, and shall wire the detectors to the ATC system and fan starter for shutdown.

     - Smoke-dampers shall be provided under the mechanical work. Dampers shall be UL555S listed:

     - All control wire and conduit shall comply with NEC and DIVISION 16 of specifications.

     - Refer to architectural reflected ceiling plans for exact locations air terminal devices.

     -  Internal air flow dimensions to be shown for ducts.

     -  All materials and equipment shall be new.

     - Diffuser sizes shown will be neck sizes; register and grille size are nominal.

     - Provide Fire dampers and associated access panels where shown on drawings and where required by NFPA 90A. For ducts that penetrate fire walls, floors and partitions provide sleeves where penetrations are not perpendicular to surface penetrated. Enclose dampers in 10 gage steel sleeve.

     - Provide flexible connections on all ducts connecting to fans and air handling units. All ducts to be grounded across flexible connection with flexible copper grounding straps.

     - The inside of all ductwork visible through a grille of diffuser shall be painted flat black.

     - Insulate ductwork as specified: perform tests specified before insulating.

     - All condensate drain lines shall be piped full size of the unit drain outlet, with "P" trap; connected to plumbing as indicated on drawings:

     - All supply ducts insulated with 1 1/2 foil face vaper barrier insulation.

     -  All thermostats to be as per spec.

     -  Diffusers: To be as per spec.

     -  Electric heaters: To be as per spec.

Exhaust Fans: Centri Master, Carnes or equal bathroom exhaust fans model PRN-100 curbs w/back draft shutters, 18 gauge galvinized steel 9" high.

                                   EXCLUSIONS

Power wiring - distribution or equipment connections

Special Air Conditioning for computer room area

Process piping - drainage, gas, water, air, steam, oil, etc.

Fire suppression system for computer room area

Non-slip or other special concrete floor finishes

Emergency backup equipment distribution or emergency generator

Equipment foundations, curbs, trenches, etc.

Kitchen equipment

Special industrial waste requirements

Fire extinguishers or fire alarm system

Security system

Dock seals or shelters

Smoke or draft curtains

Any special exhaust requirements

Fencing (exception of dumpster area)

Telephone equipment and/or receptacles

Curtains or drapes
Exterior 319
Special electrical outlets (except as specified herein)

Raylon systems.

3.   Water entrance shall be provided to adequate size.

4. Interior room drains shall be used to drain the room and connect to the underground system.

5. Hot water shall be generated by a central, gas fired, storage hot water heater designed for peak load. Capacity to be 90 gal. Storage with a 518 gal. Per hour recovery, approximately 540,000 btu. Per hr. input.

6.   Pipe Materials:

     (a)  Sanitary and storm drainage piping above ground nohub cast iron.

     (b) Sanitary and storm drainage piping below ground, extra heavy cast iron with hub and spigot ends caulked with oakum and lead.

     (c) Water piping: Type K copper tubing below ground with brazed joints; type L copper tubing above ground with soldered joints.

7. The following plumbing fixtures are included in this proposal: (including facilities for the handicapped) Fixtures shall be equal to "American Standard".

          (a) Water, closets, wall mounted    10 each
          (b) Lavatories                      8 each
          (c) Urinals, wall mounted           4 each
          (d) Gas fired hot water heater      2 each
          (e) Electric water cooler, wall
              mounted with handicap feature.  2 each
          (f) Service Sink                    2 each
          (g) Showers                         4 each


SPRINKLERS
----------

Sprinkler system will be designed and installed in accordance with NFPA, state and local requirements and as approved by insurance underwriters.

                                   ELECTRICAL
                                   ----------

The following items of electrical work shall be provided by the owner as part of the basic lease:

A. Electric service sized to accommodate all the lease work. Voltage to be 277/480V 3o 4 wire. (Building will have 3000 Amp service based on 66,476 s.f.)

B. All required panel boards, transformers and associated feeders which provide for the basic owner furnished equipment.

C. Lighting throughout building based on 2' Y 4' 4/40 lay-in fixture with prismatic Acrylic lens to provide a minimum of 70 F.C. in working areas & 30 F.C. in corridors. Local switching shall be provided. Fixtures, shall be wired up with a maximum of sixteen (16) on a 20A277 V circuit (Fixtures to be located as per tenant plan).

D. Normal duplex wall convenience outlets shall be provided on the basis on one (1) outlet per 25 linear feet of exterior wall. Outlets shall be wired up with a maximum of eight (8) on a 20A120V circuit. (Outlets to be located as per tenant plan). If floor or pole outlets used, each outlet furnished equivalent to three wall outlets.

E. Power and control wiring and connections shall be provided to all HVAC equipment.

F. Exit lights shall be provided in accordance with local building code Requirements.